Exhibit 99.1

NEIMAN MARCUS GROUP ANNOUNCES

SETTLEMENT OF OFFERS TO EXCHANGE AND CONSENT SOLICITATIONS AND RELATED TRANSACTIONS

DALLAS — June 10, 2019 — Neiman Marcus Group LTD LLC, a Delaware limited liability company (the “Company”) announced the final settlement of its previously announced exchange offers and related consent solicitations (the “Exchange Offers”) to eligible holders of its previously existing unsecured 8.000% Senior Cash Pay Notes due 2021 (the “Cash Pay Notes”) and unsecured 8.750%/9.500% Senior PIK Toggle Notes due 2021 (the “PIK Toggle Notes” and, together with the Cash Pay Notes, the “Existing Notes”).

On June 7, 2019 (the “Settlement Date”), the Company accepted tenders and consents from holders of  $879,320,000 principal amount of the Cash Pay Notes and $599,163,048 principal amount of the PIK Toggle Notes for aggregate consideration consisting of $730,534,000 principal amount of New 8.000% Third Lien Notes due 2024 (the “New 8.000% Third Lien Notes”), $497,849,150 principal amount of New 8.750% Third Lien Notes due 2024 (the “New 8.750% Third Lien Notes” and, together with the New 8.000% Third Lien Notes, the “New Third Lien Notes”) and 250,000,000 shares of Series A Preferred Stock of MYT Holding Co., par value $0.001 per share (the “Series A Preferred Stock”), with an initial liquidation preference of $1.00 per share. MYT Holding Co., is a newly-formed U.S. holding company (“MYT Holding Co.”) that indirectly holds NMG Germany GmbH, which holds and conducts the operations of MyTheresa. Following the settlement of the Exchange Offers, approximately $137.3 million aggregate principal amount of the Existing Notes remain outstanding.

As previously announced, the Company had been soliciting consents from holders of the Existing Notes upon the terms and subject to the conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement, dated April 29, 2019 (as supplemented from time to time, the “Offering Memorandum”), and related Letter of Transmittal to certain proposed amendments to the indentures governing the Existing Notes (the “Existing Indentures”) to remove substantially all of the restrictive covenants contained therein and effect certain other changes. The Company received consents sufficient to approve the proposed amendments to the Existing Indentures and, together with the parties thereto, entered into supplemental indentures containing such proposed amendments, which became operative as of the Settlement Date.

Issuance of New Second Lien Notes

The Exchange Offers were effected pursuant to the terms of a previously announced transaction support agreement (the “TSA”) among the Company, certain of its affiliates and subsidiaries and holders of its Existing Notes and term loans.  As contemplated by the TSA, concurrently with the consummation of the Exchange Offers, the Company completed a previously announced unregistered offering of $550.0 million in aggregate principal amount of 14.000% Second Lien Notes due 2024 (the “Second Lien Notes” and, together with the New Third Lien Notes, the “New Notes”). The Second Lien Notes bear interest at an annual rate of 8.000% payable in cash plus an annual rate of 6.000% payable by increasing the principal amount of the outstanding Second Lien Notes. The Company used the net proceeds from the Second Lien Notes offering to (i) prepay $526.9 million of the extended term loans under the Company’s Amended Term Loan Facility (as defined below) and (ii) pay a portion of the fees and expenses related to the Second Lien Notes offering, the amendment and extension of the Company’s existing senior secured term loan credit facility (the “Existing Term Loan Facility”) described below and the Exchange Offers.

Amendment and Extension of the Company’s Credit Facilities

In addition, as contemplated by the TSA, the Company amended the credit agreement governing its Existing Term Loan Facility (as amended, the “Amended Term Loan Facility”), converting the existing term loans outstanding thereunder (the “Existing Term Loans”) into extended term loans with an extended maturity date of October 25, 2023 (the “Extended Term Loans”).  In connection with the Amended Term Loan Facility, approximately $2,775.4 million aggregate principal amount of Existing Term Loans were converted into Extended Term Loans by consenting term lenders, representing approximately 99.5% of the total outstanding principal amount of Existing Term Loans. After giving effect to the partial prepayment described above, approximately $2,248.5 million of Extended Term Loans and approximately $12.7 million of Existing Term Loans remain outstanding under the Amended Term Loan Facility.

In connection with the foregoing, the Company also entered into an amendment to the credit agreement governing the Company’s asset-based revolving credit facility, which expanded the collateral package securing the Company’s and the other guarantors’ obligations thereunder.

Amendment of the 2028 Debentures Indenture

Concurrently with the consummation of the foregoing transactions, The Neiman Marcus Group LLC and the holders of a majority of the outstanding principal amount of the 2028 Debentures, together with the successor trustee thereto, executed a supplemental indenture to the indenture governing the 2028 Debentures (the “2028 Debentures Indenture”) to, among other things, amend the reporting covenant in the 2028 Debentures Indenture to substantially replicate the reporting requirements previously set forth in the indentures governing the Existing Notes. As a result of the amendment to the reporting covenant, the Company expects to cease filing periodic reports with the U.S. Securities and Exchange Commission.

No Solicitation, No Registration

The New Notes and related guarantees and the Existing Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is for informational purposes only. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of any security of the Company, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Neiman Marcus Group

Neiman Marcus Group is a luxury, multi-branded, omni-channel fashion retailer conducting integrated store and online operations under the Neiman Marcus, Bergdorf Goodman, Neiman Marcus Last Call, Horchow, and mytheresa brand names.  For more information, visit http://www.neimanmarcusgroup.com.

Contact:

John Walls
Director, Brand Public Relations
Neiman Marcus Group
john_walls@neimanmarcusgroup.com
O: (214) 573-6642

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Forward Looking Statements

The Company has included statements in this press release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this press release for reasons, among others, including those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K and those factors described in the “Risk Factors” section and elsewhere in the Company’s Quarterly Report on Form 10-Q, both filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.